EXHIBIT 10.25

AMERICAN PHARMACEUTICAL PARTNERS, INC.

TOTAL COMMITMENT INCREASE AGREEMENT AND

FIRST AMENDMENT TO CREDIT AGREEMENT

This Total Commitment Increase Agreement and First Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of August 2, 2005, by and among American Pharmaceutical Partners, Inc., a Delaware corporation (the “Borrower”), the Lenders party hereto, Fifth Third Bank, an Ohio banking corporation, as Agent and L/C Issuer and Wachovia Bank, National Association, as Documentation Agent.

PRELIMINARY STATEMENTS

A. The Borrower, the Lenders party thereto, Fifth Third Bank, an Ohio banking corporation, as Agent and L/C Issuer, and Wachovia Bank, National Association, as Documentation Agent, entered into a certain Credit Agreement, dated as of September 2, 2004 (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. Pursuant to Section 2.1(b) of the Credit Agreement, the Borrower has the option to request an increase of the Total Commitments, which are currently $100,000,000, to an amount not to exceed $150,000,000. The Borrower desires to increase the Total Commitments by $50,000,000 (resulting in Total Commitments of $150,000,000), and Harris N.A. (the “New Lender”) and LaSalle Bank National Association, Wachovia Bank, National Association and Fifth Third Bank (the “Increasing Lenders”) desire to extend new commitments and increased commitments, respectively, to the Borrower in an aggregate amount equal to such increased amount pursuant to the terms and conditions set forth in this Amendment.

C. In addition to increasing the Total Commitments, the Borrower and the Lenders have agreed to amend the definition of Applicable Margin in the Credit Agreement and extend the Termination Date for the Credit Agreement under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION	1. AMENDMENTS TO CREDIT AGREEMENT.

On and after the Effective Date (as defined in Section 3 of this Amendment), the Credit Agreement shall be amended as follows:

1.1. The definitions of “Applicable Margin” and “Termination Date” appearing in Section 1.1 of the Credit Agreement shall be amended and restated in their entirety as follows:

“Applicable Margin” with respect to Loans, Reimbursement Obligations, and the commitment fees and letter of credit fees payable under Section 2.11 hereof, means the rates per annum determined in accordance with the following schedule:

LEVEL	LEVERAGE RATIO FOR SUCH PRICING DATE	APPLICABLE MARGIN FOR BASE RATE LOANS AND REIMBURSEMENT OBLIGATIONS SHALL BE:	APPLICABLE MARGIN FOR EURODOLLAR LOANS AND LETTER OF CREDIT FEE SHALL BE:	APPLICABLE MARGIN FOR COMMITMENT FEE SHALL BE:
I	Less than 1.00 to 1.0	-.50%	.75%	.20%

II	Less than 1.50 to 1.0, but greater than or equal to 1.00 to 1.0	-.50%	.875%	.20%

III	Less than 2.00 to 1.0, but greater than or equal to 1.50 to 1.0	0.00%	1.00%	.20%

IV	Less than 2.50 to 1.0, but greater than or equal to 2.00 to 1.0	0.00%	1.37%	.25%

V	Greater than or equal to 2.50 to 1.0	0.00%	1.625%	.30%

For purposes hereof, the term “Pricing Date” means, for any fiscal quarter of the Borrower ending on or after September 30, 2004, the date on which the Agent is in receipt of the Borrower’s financial statements (and, in the case of the year-end financial statements, audit report) for the most recently ended fiscal quarter, pursuant to Section 6.1 hereof. The Applicable Margin shall be established based on the Leverage Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered its financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 6.1 hereof, from the due date of such financial statements (and, if applicable, audit report) until such financial statements (and, if applicable, audit report) are delivered, the Applicable Margin shall be raised one level from the existing Applicable Margin level. If the Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Agent in accordance with the foregoing shall be presumptively correct absent manifest error.

“Termination Date” means September 1, 2008, or such earlier date on which the Commitments are terminated in whole pursuant to Section 2.9, 7.2 or 7.3 hereof.

1.2. Schedules 5.18 and 6.14 to the Credit Agreement shall be restated in their entirety by Schedules 5.18 and 6.14 attached hereto.

SECTION	2. TOTAL COMMITMENTS INCREASE.

2.1. On and after the Effective Date and subject to and in accordance with the terms and conditions of this Amendment and the Credit Agreement, in respect of the interest in, and to all of the rights and obligations of a Lender under, the Credit Agreement and all other Loan Documents, the New Lender hereby becomes a Lender under the Credit Agreement and each of the Increasing Lenders increases its respective Commitment so that (i) Schedule 1 to the Credit Agreement shall be restated in its entirety by Schedule 1 attached hereto and (ii) the definition of Total Commitments appearing in Section 1.1 of the Credit Agreement shall be restated in its entirety to read as follows:

“Total Commitments” means the aggregate amount of the Commitments which shall be One Hundred Fifty Million Dollars ($150,000,000); as such amount may be decreased pursuant to the provisions of (a) Section 2.9 or (b) other applicable provisions of this Agreement.

2.2. The New Lender (a) represents and warrants that (i) it has full power and authority to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Commitment, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 2 to this Agreement, (iv) confirms it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to extend its Commitment on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) attached as part of Schedule 2 to this Agreement is any documentation required to be delivered by such New Lender with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by such New Lender and (b) agrees that (i) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

SECTION	3. CONDITIONS PRECEDENT.

This Amendment shall become effective on that date (the “Effective Date”) that all of the following conditions precedent are satisfied:

3.1. The Borrower and the Lenders shall have executed and delivered this Amendment.

3.2. The Borrower shall have executed and delivered Revolving Notes payable to the New Lender and the Increasing Lenders in the amounts set forth next to their names below:

LENDER	AMOUNT OF REVOLVING NOTE
Harris N.A.	$25,000,000

LaSalle Bank National Association	$20,000,000

Wachovia Bank, National Association	$35,000,000

Fifth Third Bank	$40,000,000

The Increasing Lenders shall promptly mark “cancelled” and return to the Borrower the previous Revolving Notes delivered to the Increasing Lenders in connection with the Credit Agreement.

3.3. The Agent shall have received a certificate of the Borrower acceptable to the Agent dated as of the date of this Amendment certifying as of the date of this Amendment (A) resolutions of the Board of Directors of the Borrower with respect to the transactions herein contemplated and (B) a true and correct copy of the organizational documents of the Borrower.

3.4. The Agent shall have received favorable written opinions of Morrison & Foerster LLP, counsel for the Borrower, and of the in-house counsel of the Borrower, each in a form reasonably acceptable to the Agent, dated as of the date of this Amendment.

3.5. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent and its counsel.

SECTION	4. REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Lenders that (i) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct on and as of the date of this Amendment after giving effect to this Amendment as if made on and as of the date hereof and as if each reference therein to the Credit Agreement referred to the Credit Agreement as amended hereby (except that the representations and warranties contained in Section 5.3 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Agent, and any representations and warranties that refer to a specific date shall be true and correct as of such date); (ii) as of the Effective Date, no Default or Event of Default exists or shall result after giving effect to this Amendment; and (iii) without limiting the effect of the foregoing, the Borrower’s execution, delivery and performance of this Amendment has been duly authorized, and this Amendment has been executed and delivered by duly authorized officers of the Borrower.

SECTION	5. MISCELLANEOUS.

5.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement or any other Loan Document, or in any certificate, letter or communication issued or made pursuant to or with respect to any Loan Document, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

5.2. The Borrower agrees to pay on demand all reasonable costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Agent.

5.3. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. This Amendment shall be governed by the internal laws of the State of Illinois.

5.4. On the Effective Date, the Lenders each agree to make such purchases and sales of interests in the outstanding Loans and interests in outstanding Swing Loans and Letters of Credit between themselves so that each Lender is then holding its Percentage of outstanding Revolving Loans and interests in Swing Loans and Letters of Credit. Such purchases and sales shall be arranged through the Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Agent may reasonably request in connection therewith. The payment of interest and letter of credit fees after the Effective Date shall be paid in amounts adjusted to reflect the adjustments of the respective Commitments and Percentages of the Loans and Letter of Credit as of the Effective Date.

5.5. Each Lender represents and warrants that is has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Total Increase Agreement and First Amendment to Credit Agreement as of the date first set forth above.

“BORROWER”

AMERICAN PHARMACEUTICAL PARTNERS, INC.

By	/s/ Nicole Williams
	Name:	Nicole Williams
	Title:	CFO

“LENDERS”

FIFTH THIRD BANK, an Ohio banking corporation, as Agent and L/C Issuer and as a Lender

By	/s/ Gregory D. Amoroso
	Name:	Gregory D. Amoroso
	Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender and as Documentation Agent

By	/s/ Katharine Kappler
	Name:	Katharine Kappler
	Title:	Vice President

MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ David J. Mitchell
	Name:	David J. Mitchell
	Title:	Vice President

CIBC Inc., as a Lender

By	/s/ Gerald Girardi
	Name:	Gerald Girardi
	Title:	Executive Director, CIBC World Markets Corp, as Agent

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By	/s/ James L. Rocke
	Name:	James L. Rocke
	Title:	Senior Vice President and Division Head

HARRIS N.A., as a Lender

By	/s/ Mark W. Piekos
	Name:	Mark W. Piekos
	Title:	Director